HEALTH CARE FUND
CHANGE IN ACCOUNTING PRINCIPLE
As required, effective November 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide, Audits of Investment Companies, which amends certain accounting practices and disclosures, including amortization of premiums and accretion of discounts. Accordingly, the Fund began amortizing premium and accreting discount on all fixed-income securities.

The Fund did not hold any fixed-income securities requiring amortization or accretion as of October 31, 2001, and as a result there is no cumulative effect of adopting the new accounting policy. There is also no impact to current year financial statements.

TECHNOLOGY FUND
CHANGE IN ACCOUNTING PRINCIPLE
As required, effective November 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide, Audits of Investment Companies, which amends certain accounting practices and disclosures, including amortization of premiums and accretion of discounts. Accordingly, the Fund began amortizing premium and accreting discount on all fixed-income securities.

The Fund did not hold any fixed-income securities requiring amortization or accretion as of October 31, 2001, and as a result there is no cumulative effect of adopting the new accounting policy. There is also no impact to current year financial statements.

UTILITY & TELECOMMUNICATIONS FUND
CHANGE IN ACCOUNTING PRINCIPLE
As required, effective November 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide, Audits of Investment Companies, which amends certain accounting practices and disclosures, including amortization of premiums and accretion of discounts. Accordingly, the Fund began amortizing premium and accreting discount on all fixed-income securities.

Prior to November 1, 2001, the Fund was already complying with the accounting practice of accreting discounts on its fixed-income securities. The Fund began the accounting practice of amortizing premiums on November 1, 2001, although they did not hold any fixed-income securities. As a result, there is no cumulative effect to the financial statements as a result of implementing the new accounting policy. There is also no impact to current year financial statements.